EXHIBIT 31.3

CERTIFICATIONS

I, Matthew Siegel, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Time Warner Cable Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 28, 2016	By:	/s/ Matthew Siegel
Name: Matthew Siegel
Title: Senior Vice President and Treasurer and Acting Co-Chief Financial Officer (Co-Principal Financial Officer) Time Warner Cable Inc.